UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 8, 2021
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(Address of Principal Executive Offices)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 8, 2021, ServiceNow Canada Inc., a subsidiary of ServiceNow, Inc. (“ServiceNow”) completed the acquisition of all of the issued and outstanding equity interests of Element AI Inc. (“Element”), a Canadian company and provider of artificial intelligence capabilities (the “Acquisition”), pursuant to an Arrangement Agreement dated November 28, 2020 by and among ServiceNow and Element. The aggregate consideration payable at the closing was approximately $230 million, subject to customary purchase price adjustments.

In connection with the Acquisition, ServiceNow obtained from the U.S. Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements of Element and pro forma financial information related to the Acquisition. As a result, ServiceNow will not provide such financial statements and information under Item 9.01 of Form 8-K.

Item 9.01 Exhibits.

(d)	Exhibits.
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: January 14, 2021